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                                                                   Exhibit 10.11

                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Agreement"), is dated as of November 10th, 2003, and is between GenTek Inc., a Delaware corporation (the "Company"), and ______________ ("Indemnitee").

     WHEREAS, on October 11, 2002, the Company and certain of its subsidiaries and affiliates (collectively, the "Debtors") filed petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

     WHEREAS, on August 28, 2003, the Debtors filed their Joint Plan of Reorganization under Chapter 11, Title 11, United States Code of GenTek Inc., et al. and Noma Company, Debtors (as amended, supplemented or modified from time to time, the "Plan");

     WHEREAS, on October 7, 2003, the Bankruptcy Court entered an order confirming the Plan;

     WHEREAS, the Plan provides, among other things, that the Company will enter into separate written agreements providing for the indemnification of each person who is a director, officer or member of management of the Company as of the Effective Date (as such term is defined in the Plan);

     WHEREAS, Indemnitee is a director, officer or member of management of the Company; and

     WHEREAS, the Company and Indemnitee desire to enter into this Agreement to provide for the indemnification of Indemnitee, on the terms and conditions contained herein, and to comply with the terms of the Plan.

     NOW, THEREFORE, in consideration of the foregoing and of Indemnitee continuing to serve the Company directly or, at the Company's request, another entity, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Certain Definitions:

          (a)  Change in Control: shall be deemed to have occurred if

               (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in


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                    Rule 13d-3 under the Act), directly or indirectly, of
                    securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding Voting Securities, or

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

               (iii) the stockholders of the Company approve a merger or
                    consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

          (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by or in the right of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          (c) Expenses: include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

          (d) Indemnifiable Event: any actual or asserted event or occurrence related to the fact that Indemnitee is or was a director, officer, member of management, employee, agent or fiduciary of the Company, or is or was serving at the written request of the Company as a director, officer, member of management, employee, trustee, agent or fiduciary of another


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               corporation, partnership, joint venture, employee benefit plan, trust or other entity, or by reason of anything done or not done by Indemnitee in any such capacity.

          (e) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last two years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

          (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

          (g) Voting Securities: any securities of the Company which vote generally in the election of directors.

     2.   Basic Indemnification Arrangement.

          (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than fifteen (15) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and the Company will pay Indemnitee for any and all Expenses incurred by Indemnitee in connection with a Claim prior to final disposition of the Claim, to the fullest extent permitted by law but without requiring any preliminary determination of the ultimate entitlement of Indemnitee to indemnification, as soon as practicable, but in any event within two (2) business days, after a request by Indemnitee; provided, however, that

               (i) except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify Indemnitee (or Indemnitee's heirs, executors, administrators or personal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board and


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               (ii) to the extent permitted by law, no indemnification shall be made with respect to Indemnitee's conduct prior to the Effective Date if such conduct is finally adjudicated by a court of law of competent jurisdiction to have involved willful misconduct or gross negligence.

          (b) Subject to such bonds or other provisions for securing repayment, if any, as may be determined to be appropriate by (i) the Board,
               (ii) if more than half of the members of the Board are involved in a Claim, by a majority vote of a committee of one or more members of the Board who are not parities to such Claim, even if less than a quorum or (iii) if directed by the Board, by Independent Legal Counsel in a written opinion, if so requested by Indemnitee, the Company shall advance (within two (2) business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

          (c)  Notwithstanding anything in this Section 2 to the contrary,

               (i) the obligations of the Company under Section 2(a) hereof shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be entitled to indemnification under this Agreement, and

               (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) hereof shall be subject to the condition that the Company shall have received an undertaking from Indemnitee to reimburse the Company (and Indemnitee hereby agrees to reimburse the Company) for all such amounts theretofore paid if, when and to the extent that Indemnitee shall be adjudicated or determined not to be entitled to indemnification under this Agreement; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under this Agreement, any determination made by the Reviewing Party that Indemnitee would not be entitled to be indemnified under this Agreement shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be entitled to be indemnified in whole or in part under this


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                    Agreement, Indemnitee shall have the right to commence
                    litigation in any court having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefore, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

     3. Change in Control. The Company agrees that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, provision of the Company's Certificate of Incorporation or provision of the Company's By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all reasonable expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two
          (2) business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought in good faith by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, provision of the Company's Certificate of Incorporation or provision of the Company's By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the


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          extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company and the burden of persuasion shall be by clear and convincing evidence, to establish that Indemnitee is not so entitled.

     7. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

     8. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall not be exclusive of any right which Indemnitee may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation, provision of the Company's By-laws, agreement, vote of stockholders or disinterested directors or otherwise; provided, however, that in the event any provision of this Agreement in any respect conflicts with the terms of the Company's Certificate of Incorporation or By-laws or any other agreement between the Company or any of its subsidiaries and Indemnitee, then the provision which is more favorable to Indemnitee shall govern.

     9. Liability Insurance. Any reductions to the amount of director and officer liability coverage maintained by the Company as of the date hereof shall be subject to the approval of the Board of Directors to the extent Indemnitee is an officer or director of the Company or a subsidiary of the Company, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms. The Company must maintain with the coverage amount to be determined by the Board, unless Board determines such insurance is not reasonably available because of high premium costs.


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     10.  Amendments, Etc. No supplement, modification or amendment of this
          Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall take all reasonable actions (at the Company's expense) to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     12.  Certain Amendments; Enforcement.

          (a) In the event the Company enters into an indemnification agreement with another director or officer, as the case may be, containing terms more favorable to the Indemnitee than the terms contained herein (and absent special circumstances justifying more favorable terms), Indemnitee shall be afforded the benefit of such more favorable terms and such more favorable terms shall be deemed incorporated by reference herein as if set forth in full herein. Promptly following the execution thereof, the Company shall

               (i) send a copy of the agreement containing more favorable terms to Indemnitee, and

               (ii) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.

          (b) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder to induce Indemnitee to serve as a director of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

     13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Certificate of Incorporation, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

     14. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger,


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          consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company or any of its subsidiaries
          (or is or was serving at the request of the Company as a director, officer, employee or agent of another entity) and shall continue thereafter so long as Indemnitee shall be subject to any Claim (or any proceeding under Section 4 hereof) by reason of his acting in such capacity, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer, director or member of management of the Company or of any other entity at the Company's request.

     15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and date first written above.

                               GENTEK INC.


                               By:
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                               Name: Matthew R. Friel
                               Title: Vice President and Chief Financial Officer


                               By:
                                   ---------------------------------------------
                               Name:


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